Exhibit 99.1

Aspen Aerogels Sues Italian Building Materials Company For

Patent Infringement

Patent complaint filed against AMA for the sale of Chinese made aerogel products

NORTHBOROUGH, Mass., May 6, 2021— Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen”) announced today that it has filed a patent infringement action at the Court of Genoa against AMA S.p.A. and AMA Composites S.r.l. (collectively, “AMA”) related to the import and sale of aerogel products from China.

Aspen collected evidence relevant to the case through a court-ordered search of AMA’s premises. Aspen asserts that AMA infringes several of Aspen’s patents, including those previously enforced successfully against Nano Hi-Tech Co. Ltd. and Guangdong Alison Co. Ltd. in Germany. Aspen is seeking monetary damages and an injunction against AMA’s allegedly infringing activities.

“Our patent portfolio has been consistently validated in the courts in the United States, Europe and Asia. The Chinese manufacturers have also been found to infringe our patents in multiple jurisdictions. We maintain that Chinese-made aerogel blankets, sheets, parts, packages, or panels violate Aspen’s patents, irrespective of the assertions made by the Chinese manufacturers. With our action against AMA, we send a clear message that we will enforce our intellectual property against any importer, distributor, reseller or customer of aerogel products that we believe infringe our patents,” said Donald R. Young, President and CEO of Aspen.

“Our core strategy is to invest in the research, development, commercialization and protection of our proprietary Aerogel Technology Platform worldwide. Companies that infringe our intellectual property are unfairly misappropriating our technology. We strongly believe the Italian courts will confirm that the Chinese-made aerogel products infringe our patents, just like their counterparts in the U.S. and Germany have previously done,” concluded Mr. Young.

About Aspen Aerogels, Inc.

Aspen is a technology leader in sustainability. The company’s aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility and clean energy. Aspen’s PyroThinTM products enable solutions to thermal runaway challenges within the electric vehicle market. The company’s carbon aerogel program seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to extend the driving range and reduce the cost of electric vehicles. Aspen’s Spaceloft® products provide building owners with industry-leading energy efficiency and fire safety. The company’s Cryogel® and Pyrogel® products are valued by the world’s largest energy infrastructure companies. Aspen’s strategy is to partner with world-class industry leaders to leverage its aerogel technology platform into additional high-value markets. Headquartered in Northborough, Mass., Aspen manufactures its products at its East Providence, R.I. facility. For more information, please visit www.aerogel.com.

Investor Relations Contact

John F. Fairbanks

Chief Financial Officer

Phone: +1 508-691-1150

jfairbanks@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things: (i) beliefs about the outcome of any patent enforcement or appeals process in connection with such patent enforcement action, including the one against AMA at the Court of Genoa; (ii) beliefs about Aspen’s intellectual property and technology strategy and its implementation; (iii) beliefs about Aspen’s aerogel technology platform and resulting commercial opportunities; (iv) beliefs about Aspen’s plans or intentions to take patent enforcement actions; (v) expectations about the cost, timing or likelihood of success of Aspen’s patent enforcement actions and validity challenges; and (vi) beliefs about Aspen’s ability to fund necessary patent enforcement or defense actions. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: any failure to enforce any of Aspen’s patents; any future finding of invalidity of any patent in any jurisdiction or on appeal; any failure to obtain sufficient additional capital to pursue Aspen’s technology, patent enforcement, or patent defense strategy; the competition Aspen faces in its business; the loss of any direct customer, including distributors, contractors and OEMs; and the other risk factors discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and filed with the Securities and Exchange Commission (“SEC”) on March 12, 2021, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen does not intend to update this information unless required by law.